                                                                   EXHIBIT 99.00


[LETTERHEAD OF COOPERS & LYBRAND APPEARS HERE]

                       REPORT OF INDEPENDENT ACCOUNTANTS

We have examined the accompanying management's assertion that, as of December 31, 1997, First USA Bank, a subsidiary of BANC ONE CORPORATION, maintained effective internal control over the servicing of receivables arising in consumer credit card accounts for First USA Credit Card Master Trust.

Our examination was made in accordance with standards established by the American Institute of Certified Public Accountants and, accordingly, included obtaining an understanding of the internal control over the loan servicing process, testing and evaluating the design and operating effectiveness of the internal control, and such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion.

Because of inherent limitations in any internal control, errors or fraud may occur and not be detected. Also, projections of any evaluation of the internal control over the loan servicing process to future periods are subject to the risk that the internal control may become inadequate because of changes in conditions, or that the degree of compliance with the policies and procedures may deteriorate.

In our opinion, management's assertion that First USA Bank maintained effective internal control over the servicing of receivables arising in consumer credit card accounts for the First USA Credit Card Master Trust as of December 31, 1997, is fairly stated, in all material respects, based upon criteria established by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) as described in Internal Control--Integrated Framework. Such criteria and our testing of management's assertion included the following:

Control Environment
-------------------

Testing of controls in place to ensure the Pooling and Servicing Agreement and related amendments have been approved by the appropriate parties.

Testing of controls in place to ensure segregation of Master Trust loans such to indicate appropriate ownership.

Risk Assessment
---------------

Testing of controls in place to ensure risk with respect to compliance with the pooling and servicing agreement is appropriately addressed in a timely manner when either specifics with respect to a transaction change, or other issues or concerns are identified.

Control Activities
------------------

Testing of controls in place to ensure approval of new additions to the Master Trust by appropriate parties.

Testing of controls in place to ensure changes with respect to the status of an account are made by authorized personnel only.

Testing of controls in place to ensure timely distribution of payments to investors.

Information and Communication
-----------------------------

Testing of controls in place to ensure accurate and complete reporting of account information in the Monthly Investor Report.

Monitoring
----------

Testing of controls in place to ensure daily account activity is appropriately reflected in the Master Trust.

Testing of controls in place to ensure appropriate review and approval of Monthly Investor Reports.

                                        /s/ Coopers & Lybrand L.L.P.

Columbus, Ohio
March 27, 1998

                          Assertion by First USA Bank

First USA Bank, a subsidiary of BANC ONE CORPORATION, services the receivables arising in consumer credit card accounts for the First USA Credit Card Master Trust. First USA Bank maintained effective internal control over the loan servicing for the First USA Credit Card Master Trust as of December 31, 1997, based upon criteria established by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) as described in Internal Control--Integrated Framework.


/s/ Peter W. Atwater
-------------------------
Peter W. Atwater
Executive Vice President

[LETTERHEAD OF COOPERS & LYBRAND APPEARS HERE]

                       REPORT OF INDEPENDENT ACCOUNTANTS

We have examined the accompanying management's assertion about First USA Bank's, a subsidiary of BANC ONE CORPORATION, compliance with the covenants and conditions of Sections 2.06, 2.07, 2.08, 3.01(b), 3.04(a) and (b), 3.05, 3.06(a)
and (b), 4.02(a), (b), and (c) and 4.03 of the Pooling and Servicing Agreement dated as of September 1, 1992 (the Agreement) as amended, for the respective Pooling and Servicing Agreement Supplements, noted in Attachment 1, (the Supplements) related to each Credit Card Master Trust Series listed, as amended from time to time (together the Agreements) between First USA Bank and The Bank of New York (Delaware) during the six months ended December 31, 1997.
Management is responsible for First USA Bank's compliance with those requirements. Our responsibility is to express an opinion on management's assertion about the Company's compliance based on our examination.

Our examination was made in accordance with standards established by the American Institute of Certified Public Accountants and, accordingly, included examining, on a test basis, evidence about First USA Bank's compliance with those requirements and performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on First USA Bank's compliance with specified requirements.

As discussed in management's assertion, management, in providing its assertion on compliance, assumed the accuracy of the reports prepared by First USA Bank's third party credit card processor and did not extend its assessment to the relevant aspects of First USA Bank's compliance that are the responsibility of the third party credit card processor. Accordingly and in accordance with
Section 3.06(a) of the Agreement, our examination did not extend to these aspects of First USA Bank's compliance that are the responsibility of the third party credit card processor, and we do not express an opinion or any other form of assurance on these compliance aspects.

In our opinion, management's assertion that First USA Bank complied with the covenants and conditions of the sections in the Agreement and the Supplements referred to above for the six months ended December 31, 1997 is fairly stated, in all material respects.


                                        /s/ Coopers & Lybrand L.L.P.

Columbus, Ohio
April 24, 1998

ATTACHMENT I

                                                              Pooling & Servicing
                                                                   Agreement
Credit Card Master Trust Series                                  Supplement Date             Compliance Period
---------------------------------------------------------------------------------------------------------------------------------
First USA Credit Card Master Trust Series 1993-1                      09/01/92                07/01/97-12/31/97
First USA Credit Card Master Trust Series 1993-3                      10/01/93                07/01/97-12/31/97
First USA Credit Card Master Trust Series 1994-2                      04/14/94                07/01/97-12/31/97
First USA Credit Card Master Trust Series 1994-3                      06/01/94                07/01/97-07/15/97
First USA Credit Card Master Trust Series 1994-4                      06/01/94                07/01/97-12/31/97
First USA Credit Card Master Trust Series 1994-5                      07/30/94                07/01/97-09/15/97
First USA Credit Card Master Trust Series 1994-6                      07/30/94                07/01/97-12/31/97
First USA Credit Card Master Trust Series 1994-7                      11/08/94                07/01/97-12/31/97
First USA Credit Card Master Trust Series 1994-8                      11/08/94                07/01/97-12/31/97
First USA Credit Card Master Trust Series 1995-1                      03/01/95                07/01/97-12/31/97
First USA Credit Card Master Trust Series 1995-2                      03/01/95                07/01/97-12/31/97
First USA Credit Card Master Trust Series 1995-3                      05/16/95                07/01/97-12/31/97
First USA Credit Card Master Trust Series 1995-4                      09/14/95                07/01/97-12/31/97
First USA Credit Card Master Trust Series 1995-5                      09/14/95                07/01/97-12/31/97
First USA Credit Card Master Trust Series 1995-6                      12/07/95                07/01/97-12/31/97
First USA Credit Card Master Trust Series 1996-1                      03/06/96                07/01/97-12/31/97
First USA Credit Card Master Trust Series 1996-E1                     05/02/96                07/01/97-12/31/97
First USA Credit Card Master Trust Series 1996-2                      06/04/96                07/01/97-12/31/97
First USA Credit Card Master Trust Series 1996-3                      06/06/96                07/01/97-12/31/97
First USA Credit Card Master Trust Series 1996-4                      08/06/96                07/01/97-12/31/97
First USA Credit Card Master Trust Series 1996-6                      11/13/96                07/01/97-12/31/97
First USA Credit Card Master Trust Series 1996-7                      12/11/96                07/01/97-12/31/97
First USA Credit Card Master Trust Series 1996-8                      12/11/96                07/01/97-12/31/97
First USA Credit Card Master Trust Series 1997-1                      02/04/97                07/01/97-12/31/97
First USA Credit Card Master Trust Series 1997-2                      05/08/97                07/01/97-12/31/97
First USA Credit Card Master Trust Series 1997-3                      06/10/97                07/01/97-12/31/97
First USA Credit Card Master Trust Series 1997-4                      06/10/97                07/01/97-12/31/97
First USA Credit Card Master Trust Series 1997-5                      08/07/97                08/07/97-12/31/97
First USA Credit Card Master Trust Series 1997-6                      09/09/97                09/09/97-12/31/97
First USA Credit Card Master Trust Series 1997-7                      09/09/97                09/09/97-12/31/97
First USA Credit Card Master Trust Series 1997-8                      09/23/97                09/23/97-12/31/97
First USA Credit Card Master Trust Series 1997-9                      10/09/97                10/09/97-12/31/97
First USA Credit Card Master Trust Series 1997-10                     12/23/97                12/23/97-12/31/97

                          ASSERTION BY FIRST USA BANK

First USA Bank, a subsidiary of BANC ONE CORPORATION, services the receivables arising in consumer credit card accounts for the First USA Credit Card Master Trust. First USA Bank complied with the covenants and conditions of Sections 2.06, 2.07, 2.08, 3.01(b), 3.04(a) and (b), 3.05, 3.06(a) and (b), 4.02(a), (b),
and (c), and 4.03 of the Pooling and Servicing Agreement dated as of September 1, 1992 (the Agreement), as amended, for the respective Pooling and Servicing Agreement Supplements, noted in Attachment 1, (the Supplements) related to each Credit Card Master Trust Series listed, as amended from time to time (together the Agreements) between First USA Bank and The Bank of New York (Delaware) during the six months ended December 31, 1997.

In providing this assertion on compliance, we have assumed the accuracy of the reports prepared by First USA Bank's third party credit card processor and did not extend our assessment to the relevant aspects of First USA Bank's compliance that are the responsibility of the third party credit card processor. Accordingly, and in accordance with Section 3.06(a) of the Agreement, our assessment does not extend to these aspects of First USA Bank's compliance that are the responsibility of the third party credit card processor, and we do not express form of assurance on these compliance aspects.


/s/ Peter W. Atwater
-------------------------
Peter W. Atwater
Executive Vice President